FOR RELEASE MARCH 2, 1999        For:      APPLIED ANALYTICAL INDUSTRIES, INC.
                                           NASDAQ:  AAII

                            Contacts:      FINANCIAL CONTACT
                                           Eugene Haley
                                           Executive Vice-President and
                                           Chief Financial Officer
                                           (910) 392-1606

                                           MEDIA CONTACT
                                           Ken Rabb
                                           Phoenix Communications
                                           (919) 286-3444

               APPLIED ANALYTICAL INDUSTRIES, INC. (AAI) REPORTS
                     RECORD FOURTH QUARTER AND 1998 RESULTS

    -    AAI REPORTS RECORD SALES AND EARNINGS FOR THE FOURTH QUARTER OF 1998
    -    FULL YEAR EARNINGS PER SHARE OF $.35 ARE MORE THAN FOUR TIMES 1997
         RESULTS
    -    PLANNED ACQUISITION OF MTRA, A $20 MILLION CRO, PASSES REGULATORY
         REVIEW
    - SIGNIFICANT PROGRESS ANNOUNCED ON SUPERIOR VISION PROJECT TO INSTALL STATE-OF-THE-ART ENTERPRISE-WIDE INFORMATION SYSTEMS


WILMINGTON, NORTH CAROLINA, MARCH 2, 1999 - Applied Analytical Industries, Inc. (NASDAQ:AAII) achieved record revenues and earnings in 1998, CEO and Chairman Frederick D. Sancilio, Ph.D. reported today. "This is the fourth consecutive quarter that both sales and earnings have achieved record levels, again demonstrating the benefit of our Company's focus on globally providing high quality analytical and development services to pharmaceutical companies."

Diluted earnings per share for the fourth quarter of $.12 per share were double 1997's fourth quarter EPS of $.06. Efficiency gains in Selling, General and Administrative expenses contributed to the record results. SG&A spending increased slightly in the fourth quarter compared to a year ago, but declined as a percent of Sales.

Net Sales for the fourth quarter were $23.7 million, a 16% increase over the fourth quarter of 1997. Quarterly net sales from the Company's core Fee-for-Service business were $22.0 million, an increase of 22% over the prior year. Fourth quarter Fee-for-Service results include sales contributed by Kansas City Analytical Services, which AAI acquired in September, 1998. Product development revenues of $1.7 million in the fourth quarter were generally comparable with 1997's fourth quarter.

Net Income for 1998 increased to $5.7 million, or more than four times AAI's 1997 income of $1.3 million. Per share earnings for 1998 also increased more than four fold to $.35 in 1998, compared to $.08 in 1997.

Net Sales increased from $65.4 million in 1997 to $80.4 million in 1998, a 23% increase. These sales increases reflect market share gains in the Company's core services, as well as increases from the acquisition of Kansas City Analytical Services.

Gross Margin increased to 50.3% in 1998, from 49.0% in 1997. Efficiency gains represented $1.0 million of the increase in gross margin. SG&A spending for the year was 11% higher, but declined as a percent of Sales by 3.5 points.

Dr. Sancilio noted that, "We continue to enjoy the results of our strategy: to add both breadth and depth to our line of services. We've added to our ability to leverage client relationships by expanding our services to include bioanalytical testing with the acquisition of KCAS late in the third quarter, and by completing our new Clinical Trials Distribution Center in Wilmington in December.

Dr. Sancilio continued, "With our previously announced acquisition of MTRA, a U.S. based Phase II-IV clinical trials and data management company, we can offer our clients a complete, global development service, which is unmatched. We can now take a medicinal product from preliminary development through all clinical trials using only AAI resources. We can do this domestically or globally depending on the needs of our client." AAI received notice on February 26, 1999 from the Federal Trade Commission of early termination by the FTC of the Hart-Scott-Rodino review of the transaction.

During 1998, AAI initiated its "Superior Vision" project. Superior Vision is an enterprise-wide information system utilizing state-of-the-art software and systems, designed to ensure that business functions, organizational elements, data and technology, interact cohesively over the course of each AAI business process. The design encompasses the currently identified needs of the AAI organization-at-large as well as the five-year-plan for the Company. The system is scalable to accommodate future growth and expansion at a minimal incremental expenditure. Gene Haley, AAI's Chief Financial Officer stated, "The company has invested approximately $2 million in the project to date, and we expect significant benefits to begin to accrue in 1999, through further reductions in Cost of Goods Sold and SG&A."

"Demand remains very strong for our services," said Sancilio, "with clients rapidly expanding their use of AAI into the clinical trials area. We are already seeing the results of our efforts which will be reflected in additional value to our shareholders."

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 2lE of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of acquired businesses to be integrated with AAI's operations, actual operational performance, the ability to meet projected revenue and earnings, the ability to acquire and maintain large client contracts, the ability to hire and retain qualified employees and other items that may cause the actual results to differ materially, which may be discussed in the Company's recent Form 1O-K filings, its registration statement, as amended, and other filings with the Securities and Exchange Commission.



                                      ####

               APPLIED ANALYTICAL INDUSTRIES, INC.
            CONDENSED CONSOLIDATED STATEMENT OF INCOME
             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             Three Months Ended           Twelve Months Ended
                                                December 31,                 December 31,
                                           -----------------------       ---------------------
                                             1998           1997           1998         1997
                                           -----------------------       ---------------------

Net sales:
    Fee for service                        $ 21,954       $ 18,045       $ 73,125     $ 59,631
     Internal product development             1,749          2,346          7,254        5,770
                                           -----------------------       ---------------------
                                             23,703         20,391         80,379       65,401

Operating costs and expenses:
   Cost of sales                             12,646         10,327         39,962       33,378
   Selling                                    2,187          2,430          8,618        8,362
   General and administrative                 4,516          4,151         17,536       15,207
   Research and development                   1,391          2,041          6,131        7,791
                                           -----------------------       ---------------------
                                           $ 20,740       $ 18,949       $ 72,247     $ 64,738
                                           -----------------------       ---------------------
Income from operations                        2,963          1,442          8,132          663

Other income (expense):
   Interest, net                                (82)          (162)           239          608
   Other                                         97            250            198          765
                                           -----------------------       ---------------------
                                           $     15       $     88       $    437     $  1,373
                                           -----------------------       ---------------------
Income before income taxes                    2,978          1,530          8,569        2,036
Provision for income taxes                    1,070            604          2,869          781
                                           -----------------------       ---------------------
Net income                                 $  1,908       $    926       $  5,700     $  1,255
                                           =======================       =====================

Basic earnings per share                   $   0.12       $   0.06       $   0.35     $   0.08
                                           -----------------------       ---------------------
  Weighted average shares outstanding        16,378         16,294         16,322       16,290
                                           -----------------------       ---------------------

Diluted earnings per share                 $   0.12       $   0.06       $   0.35     $   0.08
                                           -----------------------       ---------------------
  Weighted average shares outstanding        16,584         16,435         16,417       16,459
                                           -----------------------       ---------------------